UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12

GOLDEN GRAIN ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Additional Soliciting Materials

On January 3. 2013, Golden Grain Energy, LLC (the "Company") filed a Definitive Proxy Statement for the Company's 2013 Annual Meeting to be held on Monday, February 25, 2013 (the "Proxy Statement"). The Proxy Statement includes a proposal for the election of three directors at the Company's 2013 Annual Meeting. One of the nominees running for election at the 2013 Annual Meeting, Mr. Ron Pumphrey, decided to withdraw from the director election. As a result, the Company will notify its members with a postcard which is set out in the attached exhibit. Further, the Company's proxy card has been revised to remove Mr. Pumphrey's name from the proxy card. A copy of the revised proxy card is set out in the attached exhibit.

Golden Grain Energy, LLC
1822 43rd St SW
Mason City, IA 50401

[MEMBER NAME]

[MEMBER ADDRESS]

INFORMATION REGARDING THE GOLDEN GRAIN ENERGY, LLC
2013 ANNUAL MEMBER MEETING

Dear Member:

After Golden Grain Energy sent out its notice for the 2013 Annual Member Meeting, one of the director candidates, Ron Pumphrey, decided to withdraw from the director election. As a result, any votes that are received for Ron Pumphrey will be disregarded in the director election. This will not affect your votes for any other candidate. If you have already returned your proxy card and you would like to change your vote, you may request a new proxy card by contacting Golden Grain Energy's office at (641) 423-8525 or by e-mail at info@ggecorn.com or you may print a new proxy card off of Golden Grain Energy's website at www.ggecorn.com. You may also attend the meeting in person and change your vote during the meeting. You are not required to submit a new proxy card if you do not wish to change your vote. Should you have questions, please do not hesitate to contact Golden Grain Energy using the information above.

Golden Grain Energy, LLC 2013 Annual Meeting - Monday, February 25, 2013
For Unit Holders as of January 3, 2013. Proxy Solicited on Behalf of the Board of Directors

PROPOSAL ONE: OPERATING AGREEMENT AMENDMENT

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

For	Against	Abstain
☐	☐	☐

PROPOSAL TWO: ELECTION OF THREE DIRECTORS
**You may vote for THREE nominees**

Nominee	For	Withhold/Abstain
Earl Brandt	☐	☐
Stan Laures, Incumbent	☐	☐
Roger Shaffer, Incumbent	☐	☐
Dave Sovereign, Incumbent	☐	☐

By signing this proxy card, you appoint Steve Sukup and Dave Reinhart, jointly and severally, each with full power of substitution, as proxies to represent you at the 2013 Annual Meeting of the members to be held on Monday, February 25, 2013, and at any adjournment thereof, on any matters coming before the meeting. Please specify your choice by marking the appropriate box above. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be RECEIVED by the Company by 5:00 p.m. on Friday, February 22, 2013. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2013 Annual Meeting. If you do not mark any boxes, your units will be voted FOR Proposal One - Operating Agreement Amendment; and FOR the incumbents Stan Laures, Roger Shaffer and Dave Sovereign. If you choose only one or two nominees, then the proxies will vote your units only for the nominees you chose. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD/ABSTAIN for a candidate or FOR and AGAINST a proposal, your votes will not be counted with respect to the director candidate or proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2013 Annual Meeting.

Signature:	Joint Owner Signature:
Print Name:	Print Name:
Date:	Date:
Units Owned:

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE. JOINT OWNERS MUST BOTH SIGN.